UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     MEDICAL TECHNOLOGY & INNOVATIONS, INC.
             ------------------------------------------------------
                 (Name of small business issuer in its charter)


         FLORIDA                                                65-2954561
- -----------------------------                           ----------------------
(State or other jurisdiction                              (I.R.S. Employer or
of incorporation organization)                               Identification No.)


3725 Investment Lane, Riviera Beach, FL                            33404
---------------------------------------------             ----------------------
(Address of principal place of business)                          (zip code)


                     Medical Technology & Innovations, Inc.
                  Year 2000 Consultant Stock Compensation Plan
             ------------------------------------------------------
                            (Full title of the plan)

                            Donald F. Mintmire, Esq.,
                         265 Sunrise Avenue, Suite 204,
                              Palm Beach, FL 33480
                               Tel: (561) 832-5696
           -----------------------------------------------------------
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                 PROPOSED        MAXIMUM
 TITLE OF        PROPOSED        MAXIMUM        AGGREGATE
SECURITIES        AMOUNT        OFFERING        OFFERING       AMOUNT OF
 TO BE             TO BE           PRICE          PRICE        REGISTRATION
REGISTERED      REGISTERED       PER SHARE      PER SHARE        FEE (1)
-------------  -------------   -------------  --------------   ------------
Common Stock    6,500,000         $0.125           812,500        $214.50
No par

(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the closing sale price of the Company's Common Stock on June 9, 2000 as reported on the OTC Electronic Bulletin Board.

(2) Represents the maximum number of shares to which options may be granted under the Medical Technology & Innovations, Inc. Consultant Stock Compensation Plan (the "Plan").


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (1) The Registrant's Annual Report on Form l0-KSB for the fiscal year ended June 30, 1999;

     (2) All other reports filed by the Registrant with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to above; and

     (3) The description of the Common Stock of the Registrant contained in the Registran's Registration Statement.

         All documents filed by the Registrant  with the Commission  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such docum nts.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Bylaws of the Registrant contain provisions which provide for the indemnification of directors, officers, and other employees or agents of the Registrant properly appointed to serve in an official capacity who while acting in good faith, in the best interests of the Registrant, and within the scope of their offices, are or are threatened to be named as a defendant or respondent in a civil or criminal action. The extent of the indemnification is limited to judgements, penalties, fines, settlements and reasonable expenses actually incurred.

Item 7. Exemption from Registration Claimed.

         Not applicable.

Item 8.   Exhibits.

*         5.1     Opinion of Mintmire & Associates

*         10.1    Medical Technology & Innovations, Inc., Year 2000 Consultant
                  Stock Compensation Plan

*         23.1    Consent of Simon Lever & Company

          23.2 Consent of Mintmire & Associates (contained in the opinion filed as Exhibit 5.1 hereof)
----------------------------
(* filed herewith)

Item 9. Undertakings.

The Registrant hereby undertakes:

(a)       (1) to file, during any period in which it offers or sells securities,
a post effective amendment  to  this  registration   statement  to  include  any
prospectus required by Section 10(a) (3) of the Securities Act;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

          (3) to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Riviera Beach, Florida, on June , 2000.

                                      MEDICAL TECHNOLOGY & INNOVATIONS, INC.

                                       By:     /s/ Jeremy Feakins
                                                ---------------------------
                                                Jeremy Feakins
                                                CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


   Signature                     Title                          Date
-------------------------        -------------------        -------------------


/s/ Jeremy Feakins
-------------------------        CEO, Director              June 9, 2000
Jeremy Feakins

/s/ Joseph DelVecchio
---------------------------      Executive Vice Pres.       June 9, 2000
                                 COO, Director

/s/ Dennis Surovcik
-------------------------        Secretary                  June 9, 2000
Dennis Surovcik                  Director


/s/ Mathew Crimmins
-------------------------                                   June 9, 2000
Mathew Crimmins                  Director